Exhibit 99.1

INVESTOR CONTACT
Julie Anderson, 214.932.6773
julie.anderson@texascapitalbank.com
MEDIA CONTACT
Shannon Wherry, 469.399.8527
shannon.wherry@texascapitalbank.com
TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR 2019
DALLAS - January 22, 2020 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the fourth quarter and full year of 2019.
“We are pleased with our 2019 results as we finished the year with a meaningful improvement in year-over-year EPS, despite headwinds from interest rate decreases, and a continued focus on proactively dealing with credit to strengthen our balance sheet and future earning power," said Keith Cargill, CEO. "Our results this year highlight the continued strength of our organic business model having gained meaningful market share over the past 7 years while more than tripling our balance sheet and more than doubling EPS. We are confident that our pending merger with Independent Bank Group will better position us to drive long-term shareholder value, improve client experience and invest even more effectively in our talent, technology and communities due to the scale advantage and complementary strengths we each offer."

•
Average mortgage finance loans, including mortgage correspondent aggregation ("MCA") loans held for sale ("LHS"), increased 7% on a linked quarter basis and increased 61% from the fourth quarter of 2018.

•	Average demand deposits and average total deposits increased 9% and 6%, respectively, on a linked quarter basis and increased 47% and 35%, respectively from the fourth quarter of 2018.

•
Average loans held for investment ("LHI"), excluding mortgage finance loans, decreased 1% on a linked quarter basis and increased less than 1% from the fourth quarter of 2018, reflecting planned reductions in our leveraged lending and energy balances.

•	Net income and EPS for full year 2019 both increased 7% compared to full year 2018.
FINANCIAL SUMMARY
(Dollars and shares in thousands)

	2019	2018	% Change
ANNUAL OPERATING RESULTS
Net income	$322,866	$300,824	7%
Net income available to common stockholders	$313,116	$291,074	8%
Diluted EPS	$6.21	$5.79	7%
Diluted shares	50,419	50,273	—%
ROA	1.04%	1.19%
ROE	12.38%	13.14%
QUARTERLY OPERATING RESULTS
Net income	$73,917	$71,891	3%
Net income available to common stockholders	$71,480	$69,454	3%
Diluted EPS	$1.42	$1.38	3%
Diluted shares	50,462	50,333	—%
ROA	0.85%	1.09%
ROE	10.68%	11.82%
BALANCE SHEET
LHS	$2,577,134	$1,969,474	31%
LHI, mortgage finance	8,169,849	5,877,524	39%
LHI	16,476,413	16,690,550	(1)%
Total LHI	24,646,262	22,568,074	9%
Total loans	27,223,396	24,537,548	11%
Total assets	32,548,069	28,257,767	15%
Demand deposits	9,438,459	7,317,161	29%
Total deposits	26,478,593	20,606,113	28%
Stockholders’ equity	2,832,258	2,500,394	13%

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income of $322.9 million and net income available to common stockholders of $313.1 million for the year ended December 31, 2019, compared to net income of $300.8 million and net income available to common stockholders of $291.1 million for the year ended December 31, 2018. For the fourth quarter of 2019, net income was $73.9 million and net income available to common stockholders was $71.5 million, compared to net income of $71.9 million and net income available to common stockholders of $69.5 million for the same period in 2018. On a fully diluted basis, earnings per common share were $6.21 for the year ended December 31, 2019 compared to $5.79 for the same period in 2018. Diluted earnings per common share were $1.42 for the quarter ended December 31, 2019 compared to $1.38 for the same period of 2018. The fourth quarter of 2019 includes $1.3 million, or $.02 per common share, of merger-related expenses.
Return on common equity ("ROE") was 12.38 percent and return on average assets ("ROA") was 1.04 percent for the year ended December 31, 2019, compared to 13.14 percent and 1.19 percent, respectively, for the year ended December 31, 2018. ROE was 10.68 percent and ROA was 0.85 percent for the fourth quarter of 2019, compared to 13.22 percent and 1.06 percent, respectively, for the third quarter of 2019 and 11.82 percent and 1.09 percent, respectively, for the fourth quarter of 2018. The linked quarter decreases in ROE and ROA for the fourth quarter of 2019 resulted primarily from increases in non-interest expense and provision for credit losses, as well as from decreases in net interest and non-interest income.
Net interest income was $248.4 million for the fourth quarter of 2019, compared to $252.2 million for the third quarter of 2019 and $240.7 million for the fourth quarter of 2018. The linked quarter decrease is due primarily to decreases in loan yields and the year over year increase is primarily due to growth in total loans, offset by decreases in loan yields. Net interest margin for the fourth quarter of 2019 was 2.95 percent, a decrease of 21 basis points from the third quarter of 2019 and a decrease of 83 basis points from the fourth quarter of 2018. LHI, excluding mortgage finance loans, yields were down 37 basis points from the third quarter of 2019, and were down 56 basis points compared to the fourth quarter of 2018. Mortgage finance, excluding MCA, yields for the fourth quarter of 2019 decreased 18 basis points compared to the third quarter of 2019 and decreased 54 basis points compared to the fourth quarter of 2018. Total cost of deposits for the fourth quarter of 2019 decreased 22 basis points to 0.99 percent compared to 1.21 percent for the third quarter of 2019, and decreased 18 basis points from 1.17 percent for the fourth quarter of 2018.
Average LHI, excluding mortgage finance loans, for the year ended December 31, 2019 were $16.8 billion, an increase of $728.9 million, or 5 percent, from the same period in 2018. Average LHI, excluding mortgage finance loans, for the fourth quarter of 2019 were $16.7 billion, a decrease of $234.1 million, or 1 percent, from the third quarter of 2019 and an increase of $23.7 million, less than 1 percent, from the fourth quarter of 2018. The linked quarter decrease in average LHI, excluding mortgage finance loans, reflects slower loan growth and planned reductions in our leveraged lending and energy balances. Average total mortgage finance loans, including MCA loans, for the fourth quarter of 2019 were $11.4 billion, an increase of $765.4 million, or 7 percent, from the third quarter of 2019 and an increase of $4.3 billion, or 61 percent, from the fourth quarter of 2018. The linked quarter and year-over-year increases in total mortgage finance loans were due to increases in volumes from continued lower long-term interest rates.
Average total deposits for the year ended December 31, 2019 were $24.7 billion, an increase of $4.4 billion, or 22 percent, from the same period in 2018. Average demand deposits for the year ended December 31, 2019 were $9.0 billion, an increase of $1.1 billion, or 14 percent, from the same period in December 31, 2018. Average total deposits for the fourth quarter of 2019 increased $1.7 billion, or 6 percent, from the third quarter of 2019 and increased $7.4 billion, or 35 percent, from the fourth quarter of 2018. Average demand deposits for the fourth quarter of 2019 increased $941.5 million, or 9 percent, to $10.9 billion from $10.0 billion for the third quarter of 2019, and increased $3.5 billion, or 47 percent, from the fourth quarter of 2018.
We recorded a $17.0 million provision for credit losses for the fourth quarter of 2019 compared to $11.0 million for the third quarter of 2019 and $35.0 million for the fourth quarter of 2018. The provision for the fourth quarter of 2019 was driven by the consistent application of our methodology. The linked quarter increase in the provision resulted from an increase in non-performing assets partially offset by a decline in charge-offs, while the year-over-year decrease resulted from decreases in charge-offs and LHI, excluding mortgage finance, balances. The total allowance for credit losses at December 31, 2019 increased to 0.83 percent of total LHI, compared to 0.81 percent at September 30, 2019 and decreased from 0.90 percent at December 31, 2018. In management’s opinion, the allowance is appropriate and is derived from consistent application of the methodology for establishing reserves for the loan portfolio.
Non-performing assets ("NPAs") increased in the fourth quarter of 2019 compared to the third quarter of 2019 and fourth quarter of 2018, primarily related to our energy and leveraged lending portfolios. The ratio of NPAs to total LHI plus other real estate owned ("OREO") for the fourth quarter of 2019 was 0.91 percent, compared to 0.49 percent for the third quarter of 2019 and 0.36 percent for the fourth quarter of 2018. Net charge-offs for the fourth quarter of 2019 were $12.8 million compared to $36.9 million for the third quarter of 2019 and $32.6 million for the fourth quarter of 2018. Of the $12.8 million charge-offs for the fourth quarter of 2019, $588,000 related to energy and $6.2 million related to leveraged lending. For the fourth quarter of 2019, net charge-offs were 0.21 percent of average total LHI, compared to 0.58 percent for the third quarter of 2019 and 0.60 percent for the same period in 2018.

Non-interest income decreased $2.5 million, or 13 percent, during the fourth quarter of 2019 compared to the third quarter of 2019, and increased $2.5 million, or 16 percent, compared to the fourth quarter of 2018. The linked quarter decrease is primarily related to decreases in net gain/loss on sale of LHS and other non-interest income, partially offset by increases in servicing income and swap fees. The year-over-year increase is primarily related to increases in brokered loan fees and servicing income, partially offset by a decrease in other non-interest income.
Non-interest expense for the fourth quarter of 2019 increased $9.3 million, or 6 percent, compared to the third quarter of 2019, and increased $28.8 million, or 22 percent, compared to the fourth quarter of 2018. The linked quarter increase in non-interest expense was primarily related to increases in legal and professional expense and communications and technology expense, partially offset by a decrease in servicing related expenses. The year-over-year increase was primarily due to increases in salaries and employee benefits, legal and professional expense, communications and technology expense and marketing expense. The linked quarter and year-over-year increases in legal and professional expense included $1.3 million in merger-related expenses, as well as increases related to investment in Bask Bank and new commercial loan verticals, specifically $6.0 million that is not recurring.
Stockholders’ equity increased by 13 percent from $2.5 billion at December 31, 2018 to $2.8 billion at December 31, 2019, primarily due to the retention of net income. Texas Capital Bank is well capitalized under regulatory guidelines. At December 31, 2019, our ratio of tangible common equity to total tangible assets was 8.2 percent.

About Texas Capital Bancshares, Inc.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 1000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio. On December 9, 2019, Texas Capital Bancshares, Inc. (“TCBI”), announced that it had entered into an Agreement and Plan of Merger with Independent Bank Group, Inc. (“IBTX”), which provides that, upon the terms and subject to the conditions set forth therein, TCBI will merge with and into IBTX (the “Merger”), with IBTX as the surviving entity in the Merger. For additional information see the related filings by TCBI with the Securities and Exchange Commission (“SEC”).
Forward Looking Statements
This communication may be deemed to include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of TCBI. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “projects,” “intend” and similar expressions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from volatility in oil and gas prices, delays in completing the pending merger between TCBI and IBTX, the failure to obtain necessary regulatory approvals and shareholder approvals or to satisfy any of the other conditions to the merger on a timely basis or at all, the possibility that the anticipated benefits of the merger are not realized when expected or at all, expectations regarding rates of default and loan losses, volatility in the mortgage industry, our business strategies, and our expectations about future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of changing regulatory requirements and legislative changes on our business, increased competition, interest rate risk, the inability to realize cost savings or improved revenues or to implement integration plans and other consequences associated with the proposed merger or new lines of business, new product or service offerings and new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, TCBI disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.
Additional Information About the Merger and Where to Find It
In connection with the proposed merger between IBTX and TCBI, IBTX filed a registration statement on Form S-4 with the SEC on January 21, 2020 to register the shares of IBTX’s capital stock to be issued in connection with the merger. The registration statement includes a joint proxy statement/prospectus. The registration statement has not yet become effective. After the Form S-4 is effective, a definitive joint proxy statement/prospectus will be sent to the shareholders of IBTX and TCBI seeking their approval of the proposed transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT IBTX, TCBI AND THE PROPOSED TRANSACTION.
Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from IBTX at its website, www.ibtx.com, or from TCBI at its website, www.texascapitalbank.com. Documents filed with the SEC by IBTX will be available free of charge by accessing the Investor Relations page of IBTX’s website at www.ibtx.com or, alternatively, by directing a request by telephone or mail to Independent Bank Group, Inc., 7777 Henneman Way, McKinney, Texas 75070, (972) 562-9004, and documents filed with the SEC by TCBI will be available free of charge by accessing TCBI’s website at www.texascapitalbank.com under the tab “About Us,” and then under the heading “Investor Relations” or, alternatively, by directing a request by telephone or mail to Texas Capital Bancshares, Inc., 2000 McKinney Avenue, Suite 700, Dallas, Texas 75201, (214) 932-6600.
Participants in the Solicitation
IBTX, TCBI and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of IBTX and TCBI in connection with the proposed transaction under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about IBTX, and its directors and executive officers, may be found in IBTX’s definitive proxy statement relating to its 2019 Annual Meeting of Shareholders filed with the SEC on April 23, 2019, and other documents filed by IBTX with the SEC. Additional information about TCBI, and its directors and executive officers, may be found in TCBI’s definitive proxy statement relating to its 2019 Annual Meeting of Shareholders filed with the SEC on March 7, 2019, and other documents filed by TCBI with the SEC. These documents can be obtained free of charge from the sources described above.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2019	2019	2019	2019	2018
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$337,757	$355,101	$346,893	$325,561	$321,718
Interest expense	89,372	102,933	103,340	89,947	81,045
Net interest income	248,385	252,168	243,553	235,614	240,673
Provision for credit losses	17,000	11,000	27,000	20,000	35,000
Net interest income after provision for credit losses	231,385	241,168	216,553	215,614	205,673
Non-interest income	17,761	20,301	24,364	30,014	15,280
Non-interest expense	158,690	149,370	141,561	140,378	129,862
Income before income taxes	90,456	112,099	99,356	105,250	91,091
Income tax expense	16,539	23,958	21,387	22,411	19,200
Net income	73,917	88,141	77,969	82,839	71,891
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income available to common stockholders	$71,480	$85,703	$75,532	$80,401	$69,454

Diluted EPS	$1.42	$1.70	$1.50	$1.60	$1.38
Diluted shares	50,461,723	50,416,402	50,383,870	50,345,399	50,333,412
CONSOLIDATED BALANCE SHEET DATA
Total assets	$32,548,069	$33,526,437	$29,970,384	$28,383,111	$28,257,767
LHI	16,476,413	16,772,824	16,924,535	17,061,590	16,690,550
LHI, mortgage finance	8,169,849	7,951,432	7,415,363	6,299,710	5,877,524
LHS	2,577,134	2,674,225	1,057,586	1,901,637	1,969,474
Liquidity assets(1)	4,263,766	4,993,185	3,480,902	2,154,155	2,865,874
Investment securities	239,871	238,022	240,851	230,749	120,216
Demand deposits	9,438,459	10,289,572	7,685,340	6,743,607	7,317,161
Total deposits	26,478,593	27,413,303	22,999,077	20,650,127	20,606,113
Other borrowings	2,541,766	2,639,967	3,607,234	4,497,892	4,541,174
Subordinated notes	282,129	282,038	281,948	281,858	281,767
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	2,832,258	2,757,433	2,668,452	2,581,942	2,500,394

End of period shares outstanding	50,337,741	50,317,654	50,297,552	50,263,611	50,200,710
Book value	$53.29	$51.82	$50.07	$48.38	$46.82
Tangible book value(2)	$52.93	$51.46	$49.71	$48.02	$46.45
SELECTED FINANCIAL RATIOS
Net interest margin	2.95%	3.16%	3.41%	3.73%	3.78%
Return on average assets	0.85%	1.06%	1.05%	1.26%	1.09%
Return on average common equity	10.68%	13.22%	12.20%	13.58%	11.82%
Non-interest income to average earning assets	0.21%	0.25%	0.34%	0.47%	0.24%
Efficiency ratio(3)	59.6%	54.8%	52.8%	52.8%	50.7%
Efficiency ratio, adjusted(4)	57.7%	51.2%	49.5%	50.1%	48.7%
Non-interest expense to average earning assets	1.87%	1.86%	1.97%	2.21%	2.03%
Tangible common equity to total tangible assets(5)	8.2%	7.7%	8.3%	8.5%	8.3%
Common Equity Tier 1	8.9%	8.6%	8.7%	8.6%	8.6%
Tier 1 capital	9.8%	9.5%	9.6%	9.6%	9.5%
Total capital	11.4%	11.1%	11.3%	11.4%	11.3%
Leverage	8.4%	8.6%	9.2%	10.0%	9.9%

(1)	Liquidity assets include Federal funds sold and interest-bearing deposits in other banks.

(2)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(3)	Non-interest expense divided by the sum of net interest income and non-interest income.

(4)
Non-interest expense, excluding deposit-related marketing fees and servicing related expenses, divided by the sum of net interest income and non-interest income, net of deposit-related marketing fees and servicing related expenses. Deposit-related marketing fees totaled $9.4 million, $11.9 million, $11.6 million, $9.1 million and $7.7 million for the fourth, third, second and first quarters of 2019, as well as for the fourth quarter of 2018, respectively.

(5)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income, less goodwill and intangibles, divided by total assets, less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	December 31, 2019	December 31, 2018	% Change
Assets
Cash and due from banks	$161,817	$214,191	(24)%
Interest-bearing deposits	4,233,766	2,815,684	50%
Federal funds sold and securities purchased under resale agreements	30,000	50,190	(40)%
Securities, available-for-sale	239,871	120,216	100%
LHS ($2,571.3 million and $1,969.2 million at December 2019 and 2018, respectively, at fair value)	2,577,134	1,969,474	31%
LHI, mortgage finance	8,169,849	5,877,524	39%
LHI (net of unearned income)	16,476,413	16,690,550	(1)%
Less: Allowance for loan losses	195,047	191,522	2%
LHI, net	24,451,215	22,376,552	9%
Mortgage servicing rights, net	64,904	42,474	53%
Premises and equipment, net	31,212	23,802	31%
Accrued interest receivable and other assets	740,051	626,614	18%
Goodwill and intangibles, net	18,099	18,570	(3)%
Total assets	$32,548,069	$28,257,767	15%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$9,438,459	$7,317,161	29%
Interest bearing	17,040,134	13,288,952	28%
Total deposits	26,478,593	20,606,113	28%

Accrued interest payable	12,760	20,675	(38)%
Other liabilities	287,157	194,238	48%
Federal funds purchased and repurchase agreements	141,766	641,174	(78)%
Other borrowings	2,400,000	3,900,000	(38)%
Subordinated notes, net	282,129	281,767	—%
Trust preferred subordinated debentures	113,406	113,406	—%
Total liabilities	29,715,811	25,757,373	15%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at December 31, 2019 and 2018	150,000	150,000	—%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 50,338,158 and 50,201,127 at December 31, 2019 and 2018, respectively	503	502	—%
Additional paid-in capital	978,205	967,890	1%
Retained earnings	1,694,608	1,381,492	23%
Treasury stock (shares at cost: 417 at December 31, 2019 and 2018)	(8)	(8)	—%
Accumulated other comprehensive income, net of taxes	8,950	518	1,628%
Total stockholders’ equity	2,832,258	2,500,394	13%
Total liabilities and stockholders’ equity	$32,548,069	$28,257,767	15%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Interest income
Interest and fees on loans	$312,147	$310,470	$1,284,036	$1,124,970
Investment securities	2,618	1,274	8,654	2,834
Federal funds sold and securities purchased under resale agreements	439	984	1,529	3,792
Interest-bearing deposits in other banks	22,553	8,990	71,093	32,597
Total interest income	337,757	321,718	1,365,312	1,164,193
Interest expense
Deposits	70,987	61,773	293,537	185,116
Federal funds purchased	1,319	2,097	11,872	6,531
Other borrowings	11,712	11,726	58,393	36,207
Subordinated notes	4,191	4,191	16,764	16,764
Trust preferred subordinated debentures	1,163	1,258	5,026	4,715
Total interest expense	89,372	81,045	385,592	249,333
Net interest income	248,385	240,673	979,720	914,860
Provision for credit losses	17,000	35,000	75,000	87,000
Net interest income after provision for credit losses	231,385	205,673	904,720	827,860
Non-interest income
Service charges on deposit accounts	2,785	3,168	11,320	12,787
Wealth management and trust fee income	2,342	2,152	8,810	8,148
Brokered loan fees	8,645	5,408	29,738	22,532
Servicing income	4,030	2,861	13,439	18,307
Swap fees	1,559	1,356	4,387	5,625
Net gain/(loss) on sale of LHS	(7,757)	(8,087)	(20,259)	(15,934)
Other	6,157	8,422	45,005	26,559
Total non-interest income	17,761	15,280	92,440	78,024
Non-interest expense
Salaries and employee benefits	80,262	69,500	315,080	291,768
Net occupancy expense	9,075	7,390	32,989	30,342
Marketing	12,807	10,208	53,355	39,335
Legal and professional	22,402	13,042	53,830	42,990
Communications and technology	13,801	8,845	44,826	30,056
FDIC insurance assessment	5,613	5,423	20,093	24,307
Servicing related expenses	2,960	2,555	22,573	14,934
Other	11,770	12,899	47,253	51,364
Total non-interest expense	158,690	129,862	589,999	525,096
Income before income taxes	90,456	91,091	407,161	380,788
Income tax expense	16,539	19,200	84,295	79,964
Net income	73,917	71,891	322,866	300,824
Preferred stock dividends	2,437	2,437	9,750	9,750
Net income available to common stockholders	$71,480	$69,454	$313,116	$291,074

Basic earnings per common share	$1.42	$1.38	$6.23	$5.83
Diluted earnings per common share	$1.42	$1.38	$6.21	$5.79

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE (UNAUDITED)
(Dollars in thousands)
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2019	2019	2019	2019	2018
Allowance for loan losses:
Beginning balance	$190,138	$214,572	$208,573	$191,522	$190,306
Loans charged-off:
Commercial	14,280	37,760	20,053	4,865	34,419
Real estate	485	—	177	—	—
Construction	—	—	—	—	—
Consumer	—	—	—	—	—
Leases	—	19	—	—	—
Total charge-offs	14,765	37,779	20,230	4,865	34,419
Recoveries:
Commercial	1,953	870	201	266	1,399
Real estate	—	—	—	—	26
Construction	—	—	—	—	—
Consumer	9	27	23	10	360
Leases	1	9	—	1	1
Total recoveries	1,963	906	224	277	1,786
Net charge-offs	12,802	36,873	20,006	4,588	32,633
Provision for loan losses	17,711	12,439	26,005	21,639	33,849
Ending balance	$195,047	$190,138	$214,572	$208,573	$191,522

Allowance for off-balance sheet credit losses:
Beginning balance	$9,351	$10,790	$9,795	$11,434	$10,283
Provision for off-balance sheet credit losses	(711)	(1,439)	995	(1,639)	1,151
Ending balance	$8,640	$9,351	$10,790	$9,795	$11,434

Total allowance for credit losses	$203,687	$199,489	$225,362	$218,368	$202,956

Total provision for credit losses	$17,000	$11,000	$27,000	$20,000	$35,000

Allowance for loan losses to LHI	0.79%	0.77%	0.88%	0.89%	0.85%
Allowance for loan losses to average LHI	0.79%	0.76%	0.90%	0.96%	0.88%
Net charge-offs to average LHI(1)	0.21%	0.58%	0.34%	0.09%	0.60%
Net charge-offs to average LHI for last twelve months(1)	0.31%	0.41%	0.27%	0.36%	0.37%
Total provision for credit losses to average LHI(1)	0.27%	0.17%	0.45%	0.37%	0.64%
Total allowance for credit losses to LHI	0.83%	0.81%	0.93%	0.93%	0.90%

(1)	Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS (UNAUDITED)
(Dollars in thousands)
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2019	2019	2019	2019	2018

Non-performing assets (NPAs):
Non-accrual loans	$225,384	$120,686	$114,084	$133,690	$80,375
Other real estate owned (OREO)	—	—	—	—	79
Total LHI NPAs	$225,384	$120,686	$114,084	$133,690	$80,454

Non-accrual loans to LHI	0.91%	0.49%	0.47%	0.57%	0.36%
Total LHI NPAs to LHI plus OREO	0.91%	0.49%	0.47%	0.57%	0.36%
Total LHI NPAs to earning assets	0.71%	0.37%	0.39%	0.49%	0.29%
Allowance for loan losses to non-accrual loans	.9x	1.6x	1.9x	1.6x	2.4x

Loans past due 90 days and still accruing(1)	$17,584	$29,648	$15,212	$12,245	$9,353
Loans past due 90 days to LHI	0.07%	0.12%	0.06%	0.05%	0.04%
LHS past due 90 days and still accruing(2)	$8,207	$9,187	$11,665	$13,693	$16,829

(1)
At December 31, 2019, loans past due 90 days and still accruing includes premium finance loans of $8.5 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on canceled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

(2)
Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as LHS and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government. Also includes loans that, pursuant to Ginnie Mae servicing guidelines, we have the unilateral right, but not obligation, to repurchase and thus must record as LHS on our balance sheet regardless of whether the repurchase option has been exercised.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2019	2019	2019	2019	2018
Interest income
Interest and fees on loans	$312,147	$329,344	$329,842	$312,703	$310,470
Investment securities	2,618	2,316	2,260	1,460	1,274
Federal funds sold and securities purchased under resale agreements	439	554	157	379	984
Interest-bearing deposits in other banks	22,553	22,887	14,634	11,019	8,990
Total interest income	337,757	355,101	346,893	325,561	321,718
Interest expense
Deposits	70,987	80,967	72,529	69,054	61,773
Federal funds purchased	1,319	1,835	5,202	3,516	2,097
Other borrowings	11,712	14,703	20,124	11,854	11,726
Subordinated notes	4,191	4,191	4,191	4,191	4,191
Trust preferred subordinated debentures	1,163	1,237	1,294	1,332	1,258
Total interest expense	89,372	102,933	103,340	89,947	81,045
Net interest income	248,385	252,168	243,553	235,614	240,673
Provision for credit losses	17,000	11,000	27,000	20,000	35,000
Net interest income after provision for credit losses	231,385	241,168	216,553	215,614	205,673
Non-interest income
Service charges on deposit accounts	2,785	2,707	2,849	2,979	3,168
Wealth management and trust fee income	2,342	2,330	2,129	2,009	2,152
Brokered loan fees	8,645	8,691	7,336	5,066	5,408
Servicing income	4,030	3,549	3,126	2,734	2,861
Swap fees	1,559	1,196	601	1,031	1,356
Net gain/(loss) on sale of LHS	(7,757)	(6,011)	(5,986)	(505)	(8,087)
Other	6,157	7,839	14,309	16,700	8,422
Total non-interest income	17,761	20,301	24,364	30,014	15,280
Non-interest expense
Salaries and employee benefits	80,262	80,106	76,889	77,823	69,500
Net occupancy expense	9,075	8,125	7,910	7,879	7,390
Marketing	12,807	14,753	14,087	11,708	10,208
Legal and professional	22,402	11,394	10,004	10,030	13,042
Communications and technology	13,801	10,805	11,022	9,198	8,845
FDIC insurance assessment	5,613	5,220	4,138	5,122	5,423
Servicing related expenses	2,960	8,165	6,066	5,382	2,555
Other	11,770	10,802	11,445	13,236	12,899
Total non-interest expense	158,690	149,370	141,561	140,378	129,862
Income before income taxes	90,456	112,099	99,356	105,250	91,091
Income tax expense	16,539	23,958	21,387	22,411	19,200
Net income	73,917	88,141	77,969	82,839	71,891
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income available to common shareholders	$71,480	$85,703	$75,532	$80,401	$69,454

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED DAILY AVERAGE BALANCES, AVERAGE YIELDS AND RATES - UNAUDITED
(Dollars in thousands)
	4th Quarter 2019			3rd Quarter 2019			2nd Quarter 2019			1st Quarter 2019			4th Quarter 2018
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Investment securities - Taxable	$40,904	$693	6.72%	$39,744	$357	3.56%	$38,887	$287	2.96%	$30,625	$274	3.62%	$23,977	$259	4.29%
Investment securities - Non-taxable(2)	197,591	2,437	4.89%	200,090	2,480	4.92%	192,115	2,498	5.21%	114,341	1,501	5.33%	93,394	1,285	5.46%
Federal funds sold and securities purchased under resale agreements	102,320	439	1.70%	100,657	554	2.18%	28,436	157	2.22%	63,652	379	2.41%	173,654	984	2.25%
Interest-bearing deposits in other banks	5,387,000	22,553	1.66%	4,184,217	22,887	2.17%	2,491,827	14,634	2.36%	1,823,106	11,019	2.45%	1,585,763	8,990	2.25%
LHS, at fair value	3,567,836	33,411	3.72%	2,555,269	26,206	4.07%	2,494,883	27,607	4.44%	2,122,302	25,303	4.84%	2,049,395	24,407	4.72%
LHI, mortgage finance loans	7,870,888	63,114	3.18%	8,118,025	68,660	3.36%	7,032,963	63,523	3.62%	4,931,879	46,368	3.81%	5,046,540	47,305	3.72%
LHI(1)(2)	16,667,259	216,686	5.16%	16,901,391	235,557	5.53%	16,781,733	239,829	5.73%	16,866,456	242,155	5.82%	16,643,559	239,995	5.72%
Less allowance for loan losses	189,353	—	—	212,898	—	—	206,654	—	—	192,122	—	—	182,814	—	—
LHI, net of allowance	24,348,794	279,800	4.56%	24,806,518	304,217	4.87%	23,608,042	303,352	5.15%	21,606,213	288,523	5.42%	21,507,285	287,300	5.30%
Total earning assets	33,644,445	339,333	4.00%	31,886,495	356,701	4.44%	28,854,190	348,535	4.84%	25,760,239	326,999	5.15%	25,433,468	323,225	5.04%
Cash and other assets	974,866			1,000,117			940,793			894,797			828,156
Total assets	$34,619,311			$32,886,612			$29,794,983			$26,655,036			$26,261,624
Liabilities and Stockholders’ Equity
Transaction deposits	$3,817,294	$16,428	1.71%	$3,577,905	$18,442	2.04%	$3,475,404	$18,037	2.08%	$3,263,976	$16,001	1.99%	$3,233,960	$15,150	1.86%
Savings deposits	11,111,326	40,603	1.45%	10,331,078	45,586	1.75%	8,896,537	40,994	1.85%	8,751,200	41,673	1.93%	8,354,332	36,913	1.75%
Time deposits	2,453,655	13,956	2.26%	2,706,434	16,939	2.48%	2,227,460	13,498	2.43%	2,010,476	11,380	2.30%	1,886,016	9,710	2.04%
Total interest bearing deposits	17,382,275	70,987	1.62%	16,615,417	80,967	1.93%	14,599,401	72,529	1.99%	14,025,652	69,054	2.00%	13,474,308	61,773	1.82%
Other borrowings	2,822,465	13,031	1.83%	2,896,477	16,538	2.27%	4,018,231	25,326	2.53%	2,412,254	15,370	2.58%	2,290,520	13,823	2.39%
Subordinated notes	282,074	4,191	5.89%	281,979	4,191	5.90%	281,889	4,191	5.96%	281,799	4,191	6.03%	281,708	4,191	5.90%
Trust preferred subordinated debentures	113,406	1,163	4.07%	113,406	1,237	4.33%	113,406	1,294	4.58%	113,406	1,332	4.76%	113,406	1,258	4.40%
Total interest bearing liabilities	20,600,220	89,372	1.72%	19,907,279	102,933	2.05%	19,012,927	103,340	2.18%	16,833,111	89,947	2.17%	16,159,942	81,045	1.99%
Demand deposits	10,933,887			9,992,406			7,929,266			7,047,120			7,462,392
Other liabilities	278,964			264,506			220,305			223,142			157,278
Stockholders’ equity	2,806,240			2,722,421			2,632,485			2,551,663			2,482,012
Total liabilities and stockholders’ equity	$34,619,311			$32,886,612			$29,794,983			$26,655,036			$26,261,624
Net interest income(2)		$249,961			$253,768			$245,195			$237,052			$242,180
Net interest margin			2.95%			3.16%			3.41%			3.73%			3.78%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.